Registration No. 333-_____________

As filed with the Securities and Exchange Commission on November 23,
1998

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INSO CORPORATION
(exact name of registrant as specified in its charter)

Delaware                           04-3216243
(State or other jurisdiction of    (I.R.S. Employer
incorporation or organization)      Identification No.)


31 St. James Avenue, 11th Floor
Boston, Massachusetts
(Address of Principal Executive Offices)
02116-4101
(Zip Code)

INSO CORPORATION
1993 STOCK PURCHASE PLAN
(Full Title of the Plan)

Bruce G. Hill, Esq.
Vice President and General Counsel
Inso Corporation
31 St. James Avenue, 11th Floor
Boston, Massachusetts 02116-4101
(Name and Address of Agent for Service)

(617) 753-6500
(Telephone Number, Including Area Code, of Agent for Service)


Calculation of Registration Fee

Title of      Amount       Proposed    Proposed     Amount of
securities    to be        maximum     maximum      registration
to be         registered   offering    aggregate    fee <F2>
registered    <F1>         price per   offering
                           unit <F2>   price <F1>

--------------------------------------------------------------------
Common        250,000      $23.625     $5,906,250   $1,641.94
Stock
par value
$.01 per
share

<F1> This Registration Statement also relates to an indeterminate number of additional shares of Common Stock which may be issuable as a result of stock splits, stock dividends or similar transactions.

<F2> The price per share, estimated solely for purposes of calculating the registration fee pursuant to Rules 457 (c) and (h), is based on the average of the high and low sales prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market on November 17, 1998.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 33-77302 on Form S-8 as filed with the Securities and Exchange Commission (the
"Commission") on April 4, 1994 is effective.  Pursuant to General
Instruction E of Form S-8, the contents of the above listed
Registration Statement are hereby incorporated by reference herein.

Item 3.   Incorporation of Documents by Reference

In addition to the documents incorporated by reference in Item 3 of Registration Statement No. 33-77302 on Form S-8, the following document filed with the Commission is incorporated by reference in this Registration
Statement:

Rights Agreement, dated as of July 11, 1997, between the Company and State
Street Bank & Trust Company, as Rights Agent, incorporated by reference to the Company's Current Report on Form 8-K filed pursuant to the Securities
Exchange Act of 1934 on July 16, 1997.

Item 5.  Interests of Named Experts and Counsel.

The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Bruce G. Hill, Esq., Vice President, General Counsel and Secretary of the Company. As of November 17, 1998, Mr. Hill was the beneficial owner of 90,244.98 shares of Common Stock (including options exercisable within 60 days to purchase 64,500 shares of Common Stock) and the holder of options to purchase 122,000 shares of Common Stock granted under the Company's 1993 Stock Incentive Plan and 1996 Stock Incentive Plan.


Item 8. Exhibits.

The following are filed as exhibits to this Registration Statement:

4.1 Restated Certificate of Incorporation of the Company, dated June 21, 1996, incorporated by reference to Exhibit 4.1 to Registration Statement Number
     333-06845 on Form S-8 filed with the Commission on June 26, 1996.

4.2 By-laws of the Company, dated November 10, 1993, as amended, incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

4.3 Speciman Stock Certificate of Common Stock of the Company, incorporated by reference to Registration Statement No. 33-73996 on Form S-1 filed with the Commission on January 12, 1994, as amended by Amendment No. 1 thereto, filed with the Commission on February 2, 1994,
     Amendment No. 2 thereto, filed with the Commission on February 18, 1994, and Amendment No. 3 thereto, filed with the Commission on March 1, 1994.

4.4  Rights Agreement, dated July 11, 1997, by and between the Company and
     State Street Bank & Trust Company, as Rights Agent, incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form
     8-K filed with the Commission on July 16, 1997.

5    Opinion of Bruce G. Hill, Esq., Vice President, General Counsel and
     Secretary, dated November 23, 1998.

23.1 Consent of Ernst & Young LLP, dated November 17, 1998.

23.2 Consent of Bruce G. Hill, Esq. (see Exhibit 5).

24   Power of Attorney (included on the signature page of this Registration
     Statement).

SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on November 23, 1998.

INSO CORPORATION


By /s/ Bruce G. Hill
--------------------
Bruce G. Hill
Secretary



POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Steven R. Vana-Paxhia and Bruce G.
Hill, and each of them, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration
Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on November 23, 1998.


Signature

Capacity

By /s/ Steven R. Vana-Paxhia
     -----------------------
     Steven R. Vana-Paxhia     President, Chief Executive Officer and Director
                               (Principal Executive Officer)

By /s/ Betty J. Savage
     -----------------
     Betty J. Savage           Vice President and Chief Financial Officer
                               (Principal Financial Officer)

By /s/ Patricia A. Michaels
     ----------------------
    Patricia A. Michaels       Assistant Vice President and Controller
                               (Principal Accounting Officer)

By  __________________
    J.P. Barger                Director

By /s/ Joseph A. Baute
   -------------------
    Joseph A. Baute            Director

By /s/ Samuel H. Fuller
    -------------------
    Samuel H. Fuller           Director

By /s/ John Guttag
     -------------
     John Guttag               Director

By /s/ Stephen O. Jaeger
     -------------------
    Stephen O. Jaeger          Director

By /s/ Joanna T. Lau
    ----------------
    Joanna T. Lau              Director

By /s/ Ray Shepard
    --------------
    Ray Shepard                Director

By /s/ Ray Stata
    ------------
    Ray Stata                  Director

By /s/ William J. Wisneski
    ----------------------
    William J. Wisneski        Director


Exhibit Index


Exhibit No.
Description

4.1   Restated Certificate of Incorporation of the Company dated
      June 21, 1996, incorporated by reference to Exhibit 4.1 to Registration Statement Number 333-06845 on Form S-8 filed with the Commission on June 26, 1996.*

4.2 By-laws of the Company, dated November 10, 1993, as amended, incorporated by reference to Exhibit 3.2 to the Company's Annual
      Report on Form 10-K for the fiscal year ended December
      31, 1995.*

4.3 Speciman Stock Certificate of Common Stock of the Company, incorporated by reference to Registration Statement No. 33-73996 on Form S-1 filed with the Commission on January 12, 1994, as amended by Amendment No. 1 thereto, filed with the Commission on February 2, 1994, Amendment No. 2 thereto, filed with the Commission on February 18, 1994, and Amendment No. 3 thereto, filed with the Commission on March 1, 1994.*

4.4   Rights Agreement, dated July 11, 1997, by and between the
      Company and State Street Bank & Trust Company, as
      Rights Agent, incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on July 16, 1997.*

5     Opinion of Bruce G. Hill, Esq., Vice President, General
      Counsel and Secretary, dated November 23, 1998.

23.1  Consent of Ernst & Young LLP, dated November 17, 1998.

23.2  Consent of Bruce G. Hill, Esq. (see Exhibit 5).

24 Power of Attorney (included on the signature page of this Registration Statement).


*   INCORPORATED HEREIN BY REFERENCE.


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